EXHIBIT 21
Stanley-Martin Communities, LLC
SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 31, 2007

			Primary Standard
	Jurisdiction of	IRS Employer	Industrial
Exact Name of Additional Registrant	Formation	Identification No.	Classification Code
Avalon West Neighborhoods, LLC	Maryland	20-8328524	1531
Beech Grove Neighborhoods, LLC	Virginia	20-1437125	1531
Bradley Square Neighborhoods, LLC	Virginia	20-5273033	1531
Bram Neighborhoods, LLC	Virginia	03-0410144	1531
Bram III Neighborhoods, LLC	Virginia	20-1437160	1531
Coles Run Neighborhoods, LLC	Virginia	20-0351592	1531
Fair Oaks Neighborhoods, LLC	Virginia	20-1880086	1531
Falls Gate Neighborhoods, LLC	Virginia	20-5438711	1531
First Excel Title, LLC	Delaware	20-2088707	6541
First Heritage Mortgage, LLC	Virginia	54-1822464	6163
Flowing Springs Neighborhoods, LLC	West Virginia	20-4004677	1531
George’s Estates Neighborhoods, LLC	Virginia	20-1437006	1531
Glenkirk Neighborhoods, LLC	Virginia	43-1956779	1531
Glynn Tarra Estates, LLC	Virginia	54-2003266	1531
Herndon Neighborhoods, LLC	Virginia	27-0018805	1531
KF Neighborhoods, LLC	Maryland	03-0410120	1531
KF II Neighborhoods, LLC	Maryland	32-0045689	1531
Landmark Neighborhoods, LLC	Virginia	20-1837257	1531
Marumsco Neighborhoods, LLC	Virginia	56-2455551	1531
Neighborhoods I, LLC	Virginia	54-2052914	1531
Neighborhoods II, LLC	Virginia	03-0410129	1531
Neighborhoods III, LLC	Virginia	48-1296952	1531
Neighborhoods IV, LLC	Virginia	37-1477613	1531
Neighborhoods V, LLC	Virginia	20-1422344	1531
Neighborhoods VI, LLC	Virginia	20-1563200	1531
Neighborhoods Capital, LLC	Virginia	13-4221911	1531
Old Dominion Neighborhoods, LLC	Virginia	20-2020551	1531
Powell’s Neighborhoods II, LLC	Virginia	20-2790771	1531
Shirlington Neighborhoods, LLC	Virginia	20-2970064	1531
Spriggs Neighborhoods, LLC	Virginia	20-2144585	1531
Spriggs Road Neighborhoods, LLC	Virginia	20-2664291	1531
Spring Park Neighborhoods, LLC	Virginia	20-2088794	1531
Stanley Martin Companies, Inc.	Maryland	59-3836805	1531
Stanley Martin Companies, LLC	Maryland	20-8046523	1531
Stanley Martin Custom Homes, LLC	Virginia	20-8329159	1531
Stanley-Martin Financing Corp.	Delaware	20-3147288	1531
Summers Neighborhoods, LLC	Virginia	20-1436961	1531
Wall Neighborhoods, LLC	Virginia	75-3131409	1531
Wildewood Neighborhoods, LLC	Maryland	20-0580270	1531
Wildewood Residential, LLC	Maryland	20-0580217	1531
Woodlands Neighborhoods, LLC	Virginia	20-0543159	1531
Zion Neighborhoods, LLC	Virginia	30-0133444	1531
The address, including zip code, of the principal offices of the additional registrants listed above is: c/o Stanley-Martin Communities, LLC, 11111 Sunset Hills Road, Suite 200, Reston, VA 20190 and the telephone number, including area code, of such additional registrants at that address is (703) 964-5000.